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THE CALVERT GROUP OF FUNDS

Rule 18f-3 Multiple Class Plan
Under the Investment Company Act of 1940

Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), requires that an investment company desiring to offer multiple classes of shares pursuant to the Rule adopt a plan setting forth the differences among the classes with respect to shareholder services, distribution arrangements, expense allocations and any related conversion features or exchange privileges. Any material amendment to the plan must be approved by the investment company's Board of Trustees/Directors, including a majority of the disinterested Board members, who must find that the plan is in the best interests of each class individually and the investment company as a whole.

This Rule 18f-3 Multiple Class Plan ("Plan") shall apply to those funds in the Calvert Group of Funds listed in Exhibit I (each a "Fund" and collectively, "Funds") and to any future fund for which this Plan has been approved in accordance with the above paragraph.

The provisions of this Plan are severable for each Fund or Series thereof ("Series") or Class, and whenever action is to be taken with respect to this Plan, that action must be taken separately for each Fund, Series or Class affected by the matter.

1. Class Designation. A Fund may offer shares designated Class A, Class B, Class C , Class I, and for certain money market portfolios, Class O and Class T.

2. Differences in Availability. Class A, Class B, Class C, and Class O shares shall each be available through the same distribution channels, except that (a) Class B shares may not be available through some dealers and are not available for purchases of $500,000 or more, (b) Class B shares of Calvert First Government Money Market Fund are available only through exchange from Class B or Class C shares of another Calvert Fund, and (c) Class C shares may not be available through some dealers and are not available for purchases of $1 million or more. Class I shares are generally available only directly from Calvert Group and not through dealers, and each Class I shareholder must maintain a $1 million minimum account balance. Class T shares are only available through certain dealers.

3. Differences in Services. The services offered to shareholders of each Class shall be substantially the same, except that the Rights of Accumulation, Letters of Intent and Reinvestment Privileges shall be available only to holders of Class A shares. Class I purchases and redemptions may only be made by bank wire. Class T shares have limited services by Calvert, rather the services to shareholders are provided by the dealer offering the Class T shares.

4. Differences in Distribution Arrangements. Class A shares shall be offered with a front-end sales charge, as such term is defined in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. The amount of the sales charge on Class A shares is set forth at Exhibit II. Sales of Class A shares of $1 million or more sold at NAV shall be subject to a 1.00% contingent deferred sales charge ("CDSC") if the shares are redeemed within one year of purchase. Class A shares shall be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of the Distribution Plan expenses for Class A shares, as set forth at Exhibit II, are used to pay the Fund's principal underwriter for distributing and or providing services to the Fund's Class A shares. This amount includes a service fee at the annual rate of .25 of 1% of the value of the average daily net assets of Class A.

Class B shares shall be offered with a CDSC and no front-end sales charge. The amount of the CDSC on Class B shares is set forth at Exhibit II. Class B shares shall be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of the Distribution Plan expenses for Class B shares, as set forth at Exhibit II, are used to pay each Fund's principal underwriter for distributing and or providing services to the Fund's Class B shares. This amount includes a service fee at the annual rate of .25 of 1% of the value of the average daily net assets of Class B.

Class C shares shall not be subject to a front-end sales charge, but shall be subject to a 1.00% CDSC if the shares are redeemed within one year of purchase. Class C shares shall be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of the Distribution Plan expenses for Class C shares are set forth at Exhibit II. The Class C Distribution Plan pays each applicable Fund's principal underwriter for distributing and or providing services to such Fund's Class C shares. This amount includes a service fee at the annual rate of .25 of 1% of the value of the average daily net assets of Class C.

Class I and Class O shares shall be subject to neither a front-end sales charge, nor a CDSC, nor are they subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act.

Class T shares shall be subject to neither a front-end sales charge, nor a CDSC, but they are subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act.

5. Expense Allocation. The following expenses shall be allocated, to the extent practicable, on a Class-by-Class basis: (a) Distribution Plan fees; (b) transfer agent and shareholder servicing fees; (c) administrative service fees; and (e) certain state registration fees.

6. Conversion Features. Class B shares shall be subject to an automatic conversion feature into Class A shares after they have been held for that number of years set forth in Exhibit II. Class A, Class C ,Class I, Class O, and Class T are not subject to automatic conversion.

7. Exchange Privileges. Class A shares shall be exchangeable only for: (a) Class A shares of other funds managed or administered by the Calvert Group; (b) shares of funds managed or administered by the Calvert Group which do not have separate share classes; and (c) shares of certain other funds specified from time to time.

Class B shares shall be exchangeable only for: (a) Class B shares of other funds managed or administered by the Calvert Group; (b) Class A shares of other funds managed or administered by the Calvert Group, if the front-end load on the Class A shares is paid at the time of the exchange; and (c) shares of certain other funds specified from time to time.

Class C shares shall be exchangeable only for: (a) Class C shares of other funds managed or administered by the Calvert Group and Class B shares of Calvert First Government Money Market Fund; (b) Class A shares of other funds managed or administered by the Calvert Group, if the front-end load on the Class A shares is paid at the time of the exchange; and (c) shares of certain other funds specified from time to time.

Class I shares shall be exchangeable only for: (a) Class I shares of other funds managed or administered by the Calvert Group; (b) Class A shares of other funds managed or administered by the Calvert Group, if the front-end load on the Class A shares is paid at the time of the exchange; and (c) shares of certain other funds specified from time to time.

Class T shares shall be exchangeable only for: (a) Class T shares of other funds managed or administered by the Calvert Group; (b) Class A shares of other funds managed or administered by the Calvert Group, if the front-end load on the Class A shares is paid at the time of the exchange; and (c) shares of certain other funds specified from time to time.

Exhibit I

The Calvert Fund

Calvert Tax-Free Reserves

Calvert Municipal Fund, Inc.

Calvert Social Investment Fund

Calvert World Values Fund, Inc.

First Variable Rate Fund

Calvert Social Index Series, Inc.

Calvert Impact Fund, Inc.

Dated: December 2001

Exhibit II

Calvert Social Investment Fund (CSIF)

	Maximum	Maximum	Maximum
	Class A	Class A	Class C
	Front-End	12b-1 Fee	12b-1Fee
	Sales Charge
CSIF Balanced	4.75%	0.35%	1.00%

CSIF Equity	4.75%	0.35%	1.00%

CSIF Enhanced Equity	4.75%	0.25%	1.00%

CSIF Bond	3.75%	0.35%	1.00%

CSIF Technology	4.75%	0.25%	1.00%

	Balanced,
Class B	Equity, and		Maximum
Contingent Deferred Sales Charge	Enhanced Equity, Technology	Bond	12b-1 Fee
Shares held less than one year after purchase	5%	4%	1.00%

More than one year but less than two	4%	3%

More than two years but less than three	4%	2%

More than three years but less than four	3%	1%

More than four years but less than five	2%

More than five years but less than six	1%

Converts to Class A after	8 yrs.	6 yrs.

Exhibit II

Calvert Tax-Free Reserves (CTFR)

	Maximum	Maximum	Maximum	Maximum
	Class A	Class A	Class C	Class T
	Front-End	12b-1 Fee	12b-1Fee	12b-1 Fee
	Sales Charge

CTFR Money Market	N/A	N/A	N/A	0.25%

CTFR Long-Term	3.75%	0.35%	1.00%

CTFR Vermont	3.75%	N/A	1.00%

	Long-Term	Maximum
Class B	and	Class B
Contingent Deferred Sales Charge	Vermont	12b-1 Fee
Shares held less than one year after purchase	4%	1.00%

More than one year but less than two	3%

More than two years but less than three	2%

More than three years but less than four	1%

Converts to Class A after	6 yrs.

Exhibit II

Calvert Municipal Fund, Inc. (CMF)

	Maximum	Maximum	Maximum
	Class A	Class A	Class C
	Front-End	12b-1 Fee	12b-1Fee
	Sales Charge
National Intermediate	2.75%	0.25%	N/A

California Intermediate	2.75%	0.25%	N/A

		Maximum
Class B		Class B
Contingent Deferred Sales Charge	CMF	12b-1 Fee
Shares held less than one year after purchase	3%	1.00%

More than one year but less than two	2%

More than two years but less than three	2%

More than three years but less than four	1%

Converts to Class A after	4 yrs.

Exhibit II

The Calvert Fund

	Maximum	Maximum	Maximum
	Class A	Class A	Class C
	Front-End	12b-1 Fee	12b-1Fee
	Sales Charge

New Vision Small Cap	4.75%	0.25%	1.00%

Calvert Income Fund	3.75%	0.50%	1.00%

Calvert Short Duration Income	2.75%	0.50%	1.00%

			Maximum
Class B			Class B
Contingent Deferred Sales Charge	New Vision	Income	12b-1 Fee
Shares held less than one year after purchase	5%	4%	1.00%

More than one year but less than two	4%	3%

More than two years but less than three	4%	2%

More than three years but less than four	3%	1%

More than four years but less than five	2%

More than five years but less than six	1%

Converts to Class A after	8 yrs.	6 yrs.

Exhibit II

Calvert World Values Fund, Inc. (CWVF)

	Maximum	Maximum	Maximum
	Class A	Class A	Class C
	Front-End	12b-1 Fee	12b-1Fee
	Sales Charge
International Equity	4.75%	0.35%	1.00%

Capital Accumulation	4.75%	0.35%	1.00%

		Maximum
Class B	Inter. Equity	Class B
Contingent Deferred Sales Charge and Cap. Accum.	12b-1 Fee
Shares held less than one year after purchase	5%	1.00%

More than one year but less than two	4%

More than two years but less than three	4%

More than three years but less than four	3%

More than four years but less than five	2%

More than five years but less than six	1%

Converts to Class A after	8 yrs.

Exhibit II

First Variable Rate Fund (FVRF)

	Maximum	Maximum	Maximum	Maximum
	Class A	Class A	Class C	Class T
	Front-End	12b-1 Fee	12b-1Fee	12b-1 Fee
Sales Charge
First Government
Money Market	N/A	N/A	1.00%	0.25%

Maximum
Class B	Class B
Contingent Deferred Sales Charge	12b-1 Fee
CDSC of original Class B Fund purchased	1.00%
is applied upon redemption from Class B
of Calvert First Government Money Market Fund.

Conversion period of original Class B Fund purchased is applied.

Exhibit II

Calvert Social Index Series, Inc. (CSIS)

	Maximum	Maximum	Maximum
	Class A	Class A	Class C
	Front-End	12b-1 Fee	12b-1Fee
	Sales Charge
Calvert Social Index Fund	4.75%	0.25%	1.00%

Class B			Maximum
Contingent Deferred Sales Charge			12b-1 Fee
Shares held less than one year after purchase	5%		1.00%

More than one year but less than two	4%

More than two years but less than three	4%

More than three years but less than four	3%

More than four years but less than five	2%

More than five years but less than six	1%

Converts to Class A after	8 yrs.

Exhibit II

Calvert Impact Fund, Inc. (CIF)

	Maximum	Maximum	Maximum
	Class A	Class A	Class C
	Front-End	12b-1 Fee	12b-1Fee
	Sales Charge
Calvert Large Cap Growth Fund	4.75%	0.25%	1.00%

Class B				Maximum
Contingent Deferred Sales Charge				12b-1 Fee
Shares held less than one year after purchase	5%			1.00%

More than one year but less than two	4%

More than two years but less than three	4%

More than three years but less than four	3%

More than four years but less than five	2%

More than five years but less than six	1%

Converts to Class A after	6 yrs.

Dated: September 2002